Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Mercer International Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $1.00 par value per share	415(a)(6)	—	—	—	—	—	Form S-3	333-266466	August 12, 2022	—
	Equity	Preferred Stock, $1.00 par value per share	415(a)(6)	—	—	—	—	—	Form S-3	333-266466	August 12, 2022	—
	Other	Warrants to purchase Common Stock or Debt Securities	415(a)(6)	—	—	—	—	—	Form S-3	333-266466	August 12, 2022	—
	Debt	Debt Securities	415(a)(6)	—	—	—	—	—	Form S-3	333-266466	August 12, 2022	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(1)	—	$750,000,000 (2)(3)	—	—	Form S-3	333-266466	August 12, 2022	$69,525 (4)
	Total Offering Amounts					$750,000,000 (1)(4)		(4)
	Total Fees Previously Paid							(4)
	Total Fee Offsets							—
	Net Fee Due							$0

(1)
Includes such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of warrants to purchase common stock and/or debt securities and such indeterminate amount of any combination of these securities, as will have an aggregate initial offering price not to exceed $750,000,000. The shares of common stock being registered hereunder may be issued separately or upon conversion of debt securities or warrants registered hereby. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder also include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $750,000,000. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of
Form S-3.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed.

(4)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $750,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on
Form S-3,
Registration
No. 333-266466
(the “Prior Registration Statement”), originally filed with the Securities and Exchange Commission on August 2, 2022 and subsequently declared effective on August 12, 2022. The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum offering price of $750,000,000. No securities were sold under the Prior Registration Statement. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $69,525 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement.. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective
amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.